Exhibit 10.31
Second Amendment to Stock and Membership Interest Purchase Agreement
This second amendment (“Amendment”) is entered into effective September 30, 2008, pursuant to that certain Stock and Membership Interest Purchase Agreement (“Agreement”) between Key Energy Services, LLC (“Key”) and L. Charles Moncla, Jr., Moncla Family Partnership, Ltd., L. Charles Moncla, Jr. Charitable Remainder Trust, Michael Moncla, Matthew Moncla, Marc Moncla, Christopher Moncla, Bipin A. Pandya, Thomas Sandahl, Rhonda Moncla, Cain Moncla, Andrew Moncla, Kenneth Rothstein, Moncla Well Service, Inc., Moncla Marine, L.L.C., Moncla Marine Operations, L.L.C., Moncla Marine Vessel No. 1, L.L.C., Moncla Marine Vessel No. 2, L.L.C., Moncla Marine Vessel No. 3, L.L.C., Moncla Marine Vessel No. 4, L.L.C., Moncla Marine Vessel No. 5, L.L.C., Moncla Marine Vessel No. 6, L.L.C., Moncla Marine Vessel No. 8, L.L.C., Moncla Marine Vessel No. 9, L.L.C., Moncla Marine Crew Boats, L.L.C., Brothers Oilfield Service & Supply, L.L.C., 4M Equipment & Leasing, L.L.C., L C M Industries, L.L.C., Moncla Drilling, L.L.C., and Petroleum Well Service, Inc. (“Sellers”), (collectively the “Parties”) dated September 19, 2007. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.
          Whereas, under that Agreement, the Parties agreed to an Earnout, payable in accordance with the terms of Article 1.5 of the Agreement; and
          Whereas, the Parties desire to amend various dates set out in Article 1.5 governing the Earnout provision of Agreement.
          Now, therefore, in consideration of the premises and mutual agreements contained herein, the Parties agree as follows:
     1. Section 1.5(A) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(A) The Earnout amount (“Earnout Amount”) shall not exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the “Maximum Earnout Amount”), calculated as the sum of:
          (1) The aggregate of the following amounts (the “Revenue Earnout Amount”), based on the annual performance of the Earnout Business as follows:
(a)	$2,500,000.00 if the Earnout Business achieves revenue of $160,000,000.00 for the year ended October 31, 2008;

(b)	$ 2,500,000.00 if the Earnout Business achieves revenue of $165,000,000.00 for the year ended October 31, 2009;

(c)	$ 2,500,000.00 if the Earnout Business achieves revenue of $170,000,000.00 for the year ended October 31, 2010;

(d)	$ 2,500,000.00 if the Earnout Business achieves revenue of $170,000,000.00 for the year ended October 31, 2011; and

(e)	$ 2,500,000.00 if the Earnout Business achieves revenue of $170,000,000.00 for the year ended October 31, 2012.

          The Revenue Earnout Amount is independent of the EBITDA Earnout Amount (defined below). If the above revenue thresholds are achieved for any year the Revenue Earnout Amount for such year will be due regardless of whether the EBITDA Margin (defined below) for such year has been achieved.
          (2) The aggregate of the following amounts (the “EBITDA Earnout Amount”) based on the annual performance of the Earnout Business as follows: Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) for each year (years ended October 31, 2008 through October 31, 2012) the Earnout Business achieves an EBITDA Margin (defined below) of thirty-one percent (31%).
          The EBITDA Earnout Amount is independent of the Revenue Earnout Amount. If an EBITDA Margin of thirty-one percent (31%) is achieved for any year the EBITDA Earnout Amount for such year will be due regardless of the level of revenue for such year.
          (3) The following amounts based on the cumulative performance of the Earnout Business during the five years ended October 31, 2012, as follows:
(a)	If the Earnout Business has not achieved any of the annual revenue thresholds established in Section 1.5(A) above but the cumulative revenue of the Earnout Business for the five years ended October 31, 2012, was Eight Hundred Thirty-Five Million and No/100 Dollars ($835,000,000.00) or greater, Purchaser shall pay an amount equal to Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00) less the total Revenue Earnout Amount payments previously paid to the Sellers.

(b)	If the Earnout Business has not achieved an EBITDA margin of thirty-one percent (31%) in any of the five years ending October 31, 2012 but the cumulative EBITDA Margin of the Earnout Business for the five years ended October 31, 2012, was thirty-one percent (31%) or greater, Purchaser shall pay an amount equal to Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00) less the total EBITDA Earnout Amount payments previously paid to the Sellers.”
     2. Section 1.5(C) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(C) Subject to the terms and conditions of this Agreement, the Purchaser shall provide to the Payment Agent (as defined below):
          1. Beginning on December 31, 2008, and for each December 31st thereafter through December 31, 2012: (a) a detailed written statement showing the calculation of the Revenue Earnout Amount and the EBITDA Earnout Amount owing in respect of the immediately preceding year ending October 31st, and (b) a check or wire transfer representing payment of each of the Revenue Earnout Amount and the EBITDA Earnout Amount

owing in respect of the immediately preceding year ended October 31st. Payment Agent shall be solely responsible for disbursing such amounts to the Sellers.
          2. On December 31, 2012, (a) a detailed written statement showing the calculation of the cumulative Revenue Earnout Amount and the cumulative EBITDA Earnout Amount each of which shall be calculated in accordance with Section 1.5(A)3, and (b) a check or wire transfer representing payment of each of the Revenue Earnout Amount and the EBITDA Earnout Amount owing in respect of the five (5) years ending October 31, 2012. Payment Agent shall be solely responsible for disbursing such amounts to the Sellers.”
     3. Except as otherwise set forth in this Amendment, all provisions, terms and conditions in the Agreement remain unmodified and in full force and effect, and are hereby in all respects ratified and confirmed.
     4. This Amendment may be executed in duplicate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of October 28, 2008.

SELLERS:	PURCHASER:

KEY ENERGY SERVICES, LLC

/s/ LEON CHARLES MONCLA, JR.
LEON CHARLES MONCLA, JR.	By:	/s/ RICHARD J. ALARIO RICHARD J. ALARIO
Chairman, President and Chief
Executive Officer
MONCLA FAMILY PARTNERSHIP

By:	Moncla Management Trust,
General Partner

By:	/s/ LEON CHARLES MONCLA, JR. Leon Charles Moncla, Jr., Trustee

/s/ LEON CHARLES MONCLA, JR. LEON CHARLES MONCLA, JR., TRUSTEE
OF L. CHARLES MONCLA, JR.
CHARITABLE REMAINDER TRUST

/s/ MICHAEL CHARLES MONCLA MICHAEL CHARLES MONCLA

/s/ MATTHEW MONCLA MATTHEW MONCLA

/s/ MARC MONCLA MARC MONCLA

/s/ CHRISTOPHER MONCLA CHRISTOPHER MONCLA

/s/ BIPIN A. PANDYA BIPIN A. PANDYA

/s/ THOMAS SANDAHL THOMAS SANDAHL

/s/ RHONDA MONCLA RHONDA MONCLA

/s/ CAIN MONCLA CAIN MONCLA

/s/ ANDREW MONCLA ANDREW MONCLA

/s/ KENNETH ROTHSTEIN KENNETH ROTHSTEIN